Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-226748 and 333-238087 on Form S-3 and Nos. 333-219403, 333-224083, 333-230206, 333-236402, and 333-239426 on Form S-8 of our report dated February 25, 2021, relating to the consolidated financial statements of Kala Pharmaceuticals, Inc. and its subsidiary appearing in the Annual Report on Form 10-K of Kala Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 25, 2021